SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): October 23, 2001


                      PLUM CREEK TIMBER COMPANY, INC.
           (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                   1-10239                91-1912863
(State of Other Jurisdiction    (Commission File         (I.R.S. Employer
      of Incorporation)              Number)            Identification No.)


              999 Third Avenue, Seattle, Washington 98104-4096
            (Address of Principal Executive Offices) (Zip Code)

                               (206) 467-3600
             Registrant's Telephone Number, including area code




Item 5.  Other Events.

                  Attached hereto as Exhibits 99.1 and 99.2 are press releases issued by Plum Creek Timber Company, Inc. on October 23, 2001 which press releases are hereby incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not required.

         (b)      Pro Forma Financial Information.

                  Not required.

         (c)      Exhibits.

                  99.1 Press release issued by Plum Creek Timber Company, Inc. on October 23, 2001.

                  99.2 Press release issued by Plum Creek Timber Company, Inc. on October 23, 2001.




                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 PLUM CREEK TIMBER COMPANY, INC.


                                 By:       /s/ James A. Kraft
                                      -----------------------------------------
                                        Name:   James A. Kraft
                                        Title:  Vice President, General Counsel
                                                and Secretary


DATED:  October 29, 2001




                      PLUM CREEK TIMBER COMPANY, INC.

                         Exhibit Index to Form 8-K

Exhibit No.

99.1     Press release issued by Plum Creek Timber Company, Inc. on October
         23, 2001.

99.2     Press release issued by Plum Creek Timber Company, Inc. on October
         23, 2001.

                                                             Exhibit 99.1
                                                             ------------

Plum Creek Timber Company, Inc. Reports Results for Third Quarter and Nine Months 2001

SEATTLE--(BUSINESS WIRE)--Oct. 23, 2001--Plum Creek Timber Company, Inc. (NYSE:PCL) today announced third quarter earnings of $16.9 million, or $0.24 per share, which includes $2.7 million, or $0.04 per share, of expenses related to the merger of Plum Creek and The Timber Company, formerly a separate operating group of Georgia-Pacific Corporation.

Third quarter 2000 earnings were $9.5 million, or $0.14 per share, including $2.2 million, or $0.03 per share, of expenses related to the merger.

Earnings for the first nine months of 2001 were $84.9 million, or $1.23 per share, including a one-time gain of $24.7 million, or $0.36 per share, from the March sale of Plum Creek's southwest Washington timberlands to Pope Resources and $7.7 million, or $0.11 per share, of merger related expenses. Earnings for the same period in 2000 were $111.1 million, or $1.61 per share, including a one-time gain of $49.9 million, or $0.72 per share, from the sale of Plum Creek's St. Maries, Idaho timberlands to Crown Pacific Partners and $2.2 million, or $0.03 per share, of merger related expenses. Excluding one-time items, results for the first nine months were $0.98 per share and $0.92 per share for 2001 and 2000, respectively.

EBITDA, a measure of cash flow defined as operating income plus depreciation, depletion and amortization, was $46.0 million for the quarter and $145.0 million for the first nine months of 2001, compared to $36.9 million and $147.1 million for the prior-year periods. Plum Creek ended the quarter with $159.2 million in cash and cash equivalents.

Plum Creek's quarterly dividend will be announced later today, following the company's Board of Directors' meeting.

"We're pleased with the results of the third quarter. On Oct. 6 we closed the merger with The Timber Company and are now focused on capitalizing on the strong growth potential this combination provides. With our management team in place, we are executing a quick and seamless transition. We are in the process of formulating a detailed business plan for 2002 that will quantify the new opportunities presented by the size, breadth and diversity of our combined land portfolio. Our harvest profile gives us a growing core cash flow, and we're aggressively moving forward on new opportunities in our real estate and natural resource businesses," said Rick Holley, president and CEO.

Review of Operations

Third quarter 2001 performance showed significant improvement over the same period last year. Year-over-year improvements in lumber and plywood prices combined with a higher level of real estate sales to increase net income over 75%. Lumber and plywood prices were up 8% and 7%, respectively, over the third quarter of 2000. In addition, stronger than expected real estate sales activity offset weaker sawlog and pulpwood prices for the same period in 2000.

Outlook

"As we move into the fourth quarter, we expect our geographic and product diversity to lessen the impact of a slowing macroeconomic environment," said Holley. "Timber markets are inherently local in nature and our outlook for the coming quarter reflects varied demand and pricing conditions across our newly expanded landscape."

Plum Creek expects demand in the fourth quarter to be fairly consistent with third quarter levels. This is due in part to our fiber supply agreements in many regions. These agreements are expected to provide Plum Creek with a level of stability in both harvest volumes and prices. Customers are almost universally uncertain about demand for their products which is translating into cautious buying on their part.

Timber prices are expected to be sequentially flat to slightly down in most regions in the fourth quarter. Nevertheless, Plum Creek expects pockets of relative pricing strength in western regions of the South, especially for hardwood sawtimber and pulpwood where a return to more normal rainfall has restricted logging in low-lying hardwood lands.

The real estate business is expected to remain reasonably strong during the fourth quarter while results from the company's manufacturing businesses are expected to be affected by lower levels of demand and weaker pricing.

The fourth quarter of 2001 will be the first reporting period for Plum Creek following the merger with The Timber Company.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 23, at 2:00 p.m. PDT to discuss these results, the progress of its merger integration and the outlook for the fourth quarter. To access the call, dial 877/679-9045 prior to the scheduled start time and reference access code 5555175. A recorded replay of the call will be available afterward for 48 hours by dialing 800/615-3210 and entering the same code.

Supplemental financial information, for both Plum Creek and The Timber Company operations, including statistical data, is available in the investor information section of Plum Creek's website at www.plumcreek.com.

Plum Creek, a real estate investment trust, is one of the largest land owners in the nation, with over 7.8 million acres of timberlands in every significant timber-growing region of the United States and nine wood product mills in the Northwest.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, and regulatory constraints. These risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions proves to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.



                       PLUM CREEK TIMBER COMPANY, INC.
                      CONSOLIDATED STATEMENT OF INCOME
                                (UNAUDITED)

                                                                           Quarter Ended September 30,
                                                                           ---------------------------
                                                                        2001                         2000
                                                                        ----                         ----
                                                                         (In Thousands, Except Per Share)
Revenues                                                     $        163,558             $         41,539
                                                              ----------------             ---------------
Costs and Expenses:
         Cost of Goods Sold                                           120,097                       16,367
         Selling, General and Administrative                           10,121                        2,283
         Merger Expenses                                                2,706                        2,178
                                                              ----------------             ---------------
                  Total Costs and Expenses                            132,924                       20,828
                                                              ----------------             ---------------
Operating Income                                                       30,634                       20,711
Interest Expense                                                      (14,672)                     (11,548)
Interest Income                                                         1,543                          893
Gain (Loss) on Disposition of Assets - Net                              2,052                         (182)
                                                              ----------------             ---------------

Income before Income Taxes, Equity
  in Earnings of Unconsolidated
  Subsidiaries and Preferred
  Stock Dividends                                                      19,557                        9,874
Provision for Income Taxes                                             (2,690)                          --
Equity in Earnings (Loss) of
  Unconsolidated Subsidiaries
  and Preferred Stock Dividends                                            --                         (366)
                                                              ----------------             ---------------
Net Income                                                   $         16,867             $          9,508
                                                              ================             ===============
Net Income per Share - Basic & Diluted                       $           0.24             $           0.14
                                                              ================             ===============
Weighted average number of Shares
  outstanding - Basic                                                  69,187                       69,181
                                                              ----------------             ---------------
Weighted average number of Shares
  outstanding - Diluted                                                69,351                       69,228
                                                              ----------------             ---------------

Contact:

         Plum Creek Timber Company, Inc.
         John Hobbs, 800/858-5347
         www.plumcreek.com

                                                               Exhibit 99.2


Plum Creek Timber Company, Inc. Announces Quarterly Dividend of $0.57 Per Share

SEATTLE--(BUSINESS WIRE)--Oct. 23, 2001--Plum Creek Timber Company, Inc. (NYSE:PCL) today announced a quarterly cash dividend of $0.57 per share, payable on November 30, 2001, to shareholders of record as of November 16, 2001.

Plum Creek anticipates that the regular dividend for the fourth quarter of 2001 will be accelerated and paid prior to December 31, 2001, and that this payment will be sufficient to accomplish the required distribution of The Timber Company's historic earnings and profits. No special dividends will be necessary to comply with applicable tax rules pertaining to REITs. Normally the fourth quarter dividend would be paid at the end of February.

Plum Creek, a real estate investment trust, is one of the largest land owners in the nation, with over 7.8 million acres of timberlands in every significant timber-growing region of the United States and nine wood product mills in the Northwest.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions. These risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions proves to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

More information on Plum Creek Timber Co. may be accessed at:
http://www.businesswire.com/cnn/pcl.shtml

Contact:

     Plum Creek Timber Company, Inc., Seattle
     Investor Relations
     Barbara W. Garland, 206/467-3600 or 800/858-5347
     www.plumcreek.com